UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2007

______________________________

PETRO RESOURCES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

______________________________

DELAWARE	333-132596	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5100 Westheimer, Suite 200 Houston, Texas 77056
(Address of principal executive offices)

(713) 968-9282
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry Into a Material Agreement

On February 16, 2006, we closed on our acquisition of an approximately 43% average working interest in 15 fields located in the Williston Basin in North Dakota. Pursuant to a Purchase and Sale Agreement dated December 11, 2006 between Eagle Operating Inc., of Kenmare, North Dakota, and our newly formed wholly-owned subsidiary, PRC Williston, LLC, a Delaware limited liability company, PRC Williston acquired 50% of Eagle Operating’s working interest in approximately 15,000 acres and 150 wells which are currently producing approximately 260 barrels of oil per day net to PRC Williston’s interest. Eagle Operating is the operator of the Williston Basin properties.

The Williston Basin properties are secondary recovery water flood re-pressurization candidates and Eagle Operating has already begun, and intends to continue with, re-pressurization and subsequent horizontal drilling operations to increase the production rates. Based on engineering studies by Cawley, Gillespie & Associates, Inc. and analog data of other such water flood projects in the Williston Basin, we believe that PRC Williston’s interest in the Williston Basin fields could add as much as 10.4 million barrels of additional oil reserves net to Petro Resources Corporation.

As consideration for the working interest, PRC Williston paid $10 million and we issued 3,144,655 shares of our common stock to Eagle Operating. In addition, PRC Williston has agreed to contribute development capital towards 100% of the mutually agreed upon joint capital costs of the existing secondary recovery and development program and in other joint participations with Eagle Operating over a three year period not to exceed $45 million. For a period of 36 months from the closing, Eagle Operating has guaranteed that PRC Williston’s share of gross production revenue from the property shall be not less than the financial equivalent of 300 barrels of oil per day.

In connection with the acquisition, PRC Williston entered into a $75 million Credit Agreement dated February 16, 2007 with certain lenders, arranged by Petrobridge Investment Management LLC. Pursuant to the Credit Agreement, the lenders have agreed to initially loan PRC Williston $20,273,183 for purposes of financing the acquisition of its interest in the Williston Basin fields, including certain transaction costs and fees; its costs of drilling and development of oil and gas properties; and general working capital.  Any further advances under the credit facility are to be used to fund PRC Williston’s acquisition of additional oil and gas properties and costs of drilling and development, subject to certain conditions and the prior approval of the lenders.

All funds borrowed by PRC Williston under the credit facility shall bear interest at the rate equal to (x) the greater of the prime rate or 7.5%, plus (y) 2%, with interest payable monthly. The principal amount of advances outstanding under the credit facility are repayable monthly in an amount approximating 100% of PRC Williston’s cash on hand (from any source) less all permitted costs and expenses paid by PRC Williston for the monthly period.

PRC Williston’s obligations under the credit facility have been secured by its grant of a first priority security interest and mortgage on all assets of PRC Williston held now and in the future. Petro Resources Corporation has also guaranteed the performance of PRC Williston’s obligations under the credit facility and related agreements by way of a Guaranty and Pledge Agreement dated February 16, 2007. Pursuant to the Guaranty and Pledge Agreement, we have secured our guarantee by granting to the lenders a first priority security interest in our ownership interest in PRC Williston.

In connection with the acquisition, PRC Williston entered into equity participation agreements with two unaffiliated parties pursuant to which PRC Williston has agreed to pay to the two parties an aggregate of 12.5% of all distributions paid to the owners of PRC Williston, which at this time is 100% owned by Petro Resources Corporation. Under the Credit Agreement, we are required to make an equity contribution of at least $5 million to PRC Williston within 180 days of the close of the acquisition, the proceeds of which are to be used to pay down the principal under the credit facility. We have the right to make additional equity contributions beyond the required $5 million contribution. Any equity contributions by us will reduce the aggregate participation interest payable to the two parties by 0.50% for each $1 million equity contribution, but in no event will the aggregate participation interest payable be reduced below 7.5%. PRC Williston also granted each of the two parties a 2% of 8/8ths overriding royalty interest, proportionally reduced, in the oil and gas leases held by PRC Williston.

On February 20, 2007, Petro Resources Corporation issued a press release concerning its acquisition of the aforementioned working interest in the Williston Basin properties and related agreements. A copy of the press release is attached as Exhibit 99.1.

Forward-Looking Statements

        The statements contained in this report that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements, without limitation, regarding Petro Resources' expectations, beliefs, intentions or strategies regarding the future. Such forward-looking statements relate to, among other things: (1) Petro Resources' proposed exploration and drilling operations on its various properties; (2) the expected production and revenue from the Williston properties; and (3) estimates regarding the increase in reserve potential of the Williston property. These statements are qualified by important factors that could cause Petro Resources' actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) Petro Resources' ability to finance the continued exploration and drilling operations on its various properties, including the Williston properties; (2) positive confirmation of the reserves, production and operating expenses associated with its various properties, including the Williston properties; and (3) the general risks associated with oil and gas exploration and development, including those risks and factors described from time to time in Petro Resources' reports and registration statements filed with the Securities and Exchange Commission, including, but not limited to Petro Resources' Pre-Effective Amendment No. 2 to its Registration Statement on Form SB-2 Form filed with the SEC on July 14, 2006. Petro Resources cautions readers not to place undue reliance on any forward-looking statements. Petro Resources does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On February 16, 2006, our wholly-owned subsidiary, PRC Williston, LLC, a Delaware limited liability company, entered into a $75 million Credit Agreement dated February 16, 2007 with certain lenders. Petro Resources Corporation has guaranteed the performance of PRC Williston’s obligations under the credit facility and related agreements by way of a Guaranty and Pledge Agreement dated February 16, 2007. The terms of those agreements are set forth in Item 1.01 above.

Item 3.02  Unregistered Sales of Equity Securities

On February 16, 2006, we issued 3,144,655 shares of our common stock to Eagle Operating, Inc. as partial consideration for our acquisition of the aforementioned working interest in 15 fields located in the Williston Basin in North Dakota. The shares were issued under Section 4(2) of the Securities Act and Rule 506 thereunder.

Item 9.01  Financial Statement and Exhibits

(d) Exhibits

99.1	Press release dated February 20, 2007	Filed herewith

SIGNATURES

In accordance with the requirements of the exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

PETRO RESOURCES CORPORATION

Date: February 23, 2007	/s/ Wayne P. Hall
Wayne P. Hall,
Chief Executive Officer